As filed with the Securities and Exchange Commission on February 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POLYPID LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18 Hasivim Street

Petach Tikva 495376, Israel

(Address and telephone number of registrant’s principal executive offices)

Dikla Czaczkes Akselbrad
Chief Executive Officer

PolyPid Inc.

372 Franklin Ave.

P.O. Box 558

Nutley, NJ 07110

Telephone: (908) 858-5995

(Name, address, and telephone number of agent for service)

Copies to:

Howard E. Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-3000	Oded Har-Even, Adv. Gal Cohen, Adv. Sullivan & Worcester Tel Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers North Tower, 35th floor Tel Aviv, Israel 6473925 Tel: +972 74-758-0480

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 1, 2024

PROSPECTUS

POLYPID LTD.

Up to 6,742,624 Ordinary Shares

This prospectus relates to the resale, by the selling shareholders identified in this prospectus, up to 6,742,624 Ordinary Shares, no par value per share, consisting of (i) up to 3,143,693 Ordinary Shares held by the selling shareholders, (ii) 3,371,312 Ordinary Shares issuable upon the exercise of warrants, or the Warrants, and (iii) pre-funded warrants to purchase up to 227,619 Ordinary Shares, or the Pre-Funded Warrants. This prospectus describes the general manner in which the Ordinary Shares may be offered and sold by the selling shareholders. If necessary, the specific manner in which the Ordinary Shares may be offered and sold will be described in a prospectus supplement to this prospectus. No Ordinary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants and the Pre-Funded Warrants that are exercised. See “Use of Proceeds”. The selling shareholders may sell all or a portion of the Ordinary Shares from time to time in market transactions through any market on which our Ordinary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PYPD.” The last reported sale price of our Ordinary Shares on January 31, 2024 was $6.30 per share.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3 AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022, which was filed on March 31, 2023, or the 2022 Annual Report.

Neither the Securities and Exchange Commission, or the SEC, the Israel Securities Authority nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2024

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. In this prospectus, unless otherwise indicated, all references to the “Company,” “we,” “our” and “PolyPid” refer to PolyPid Ltd., unless we state or the context implies otherwise. References to “U.S. dollars” and “$” are to currency of the United States of America, and references to “shekel”, “Israeli shekel” and “NIS” are to New Israeli Shekels. References to “Ordinary Shares” are to our Ordinary Shares, no par value. We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

i

OUR COMPANY

Overview

We are a Phase 3 clinical-stage biopharmaceutical company focused on developing targeted, locally administered and prolonged-release therapeutics using our proprietary Polymer-Lipid Encapsulation matriX, or PLEX, technology. Our product candidates are designed to address diseases with high unmet medical needs by pairing our PLEX technology with drugs already approved by the U.S. Food and Drug Administration, or FDA, or innovative drug candidates to achieve a novel therapeutic effect. Our PLEX technology is designed to deliver drugs directly to targeted treated sites in the body at predetermined release rates and predetermined durations ranging from several days to several months. We believe that our PLEX technology and product candidates have the potential to significantly improve the management of a variety of medical conditions, including surgical site infections, or SSIs, and cancer. Our lead product candidate, D-PLEX100, is currently in a pivotal Phase 3 confirmatory trial, SHIELD II, for the prevention of surgical site infections in patients undergoing open colorectal abdominal surgery with large incisions. D-PLEX100 pairs our novel proprietary PLEX technology with doxycycline, a first-line, broad spectrum and FDA-approved antibiotic. D-PLEX100 is administered directly into the surgical site during surgery, and provides a prolonged and continuous release of the broad-spectrum antibiotic doxycycline, resulting in high local concentration of the drug for a period of 30 days for the prevention of SSIs, including SSIs caused by standard of care antibiotic-resistant bacteria. Infections resulting from surgery can be fatal and create a significant public health burden despite the extensive use of systemically administered antibiotics both pre- and post-operatively and other measures taken to reduce infection risk in the intra-operative setting. In addition to our lead program D-PLEX100, our pipeline includes an early-stage oncology program, OncoPLEX, PolyPid’s lead intra-tumoral cancer therapy drug candidate. The OncoPLEX intra-tumoral cancer therapy program has been evaluated successfully in various animal tumor models, including colon carcinoma, melanoma and glioblastoma.

January 2024 Private Placement of Ordinary Shares and Warrants

On January 4, 2024, we entered into a definitive securities purchase agreement, or the Securities Purchase Agreement, for a private placement financing, or the January 2024 Private Placement. Pursuant to the securities purchase agreement, on January 9, 2024, certain investors purchased 3,143,693 of our Ordinary Shares at a purchase price of $4.81 per share, Pre-Funded Warrants to purchase up to 227,619 Ordinary Shares at an exercise price of $0.0001 and Warrants to purchase up to 3,371,312 Ordinary Shares at an exercise price of $5.50 per share. The Pre-Funded Warrants do not expire and the Warrants expire upon the earlier of two years from the date of issuance and 10 trading days following the Company’s announcement of the positive recommendation by Data Safety Monitoring Board regarding the Company’s unblinded interim analysis in its SHIELD II Phase 3 trial of D-PLEX100 resulting in the stopping of the trial due to positive efficacy.

The offering resulted in net proceeds of approximately $15.0 million. Exercise of the warrants in full would result in an additional $18.5 million in gross proceeds. We intend to use the net proceeds from the sale of the securities for our ongoing SHIELD II phase 3 clinical trial for the prevention of surgical site infections in patients undergoing abdominal colorectal surgery, working capital and general corporate purposes.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 6,742,624 Ordinary Shares, consisting of (i) up to 3,143,693 Ordinary Shares held by the selling shareholders, (ii) 3,371,312 Ordinary Shares issuable upon the exercise of warrants, and (iii) pre-funded warrants to purchase up to 227,619 Ordinary Shares. All of the Ordinary Shares, when sold, will be sold by these selling shareholders. The selling shareholders may sell their Ordinary Shares from time to time at prevailing market prices. We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders.

Ordinary Shares currently outstanding	4,797,252 Ordinary Shares.

Ordinary Shares offered by the Selling Shareholders	Up to 6,742,624 Ordinary Shares, consisting of (i) up to 3,143,693 Ordinary Shares held by the selling shareholders, (ii) 3,371,312 Ordinary Shares issuable upon the exercise of Warrants, and (iii) 227,619 Ordinary Shares issuable upon the exercise of Pre-Funded Warrants.

Use of proceeds:

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of Ordinary Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants and Pre-Funded that are exercised. See “Use of Proceeds.”

We intend to use the proceeds from the exercise of Warrants and the Pre-Funded Warrants, if any, for our ongoing SHIELD II phase 3 clinical trial for the prevention of surgical site infections in patients undergoing abdominal colorectal surgery, working capital and general corporate purposes.

Risk factors:	You should read the “Risk Factors” section starting on page 3 of this prospectus and “Item 3. Key Information – D. Risk Factors” in our most recent annual report on Form 20-F, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Capital Market symbol:	“PYPD”

The number of Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold and is based on 4,797,252 Ordinary Shares outstanding as of January 31, 2024. This number excludes Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and the Warrants and:

●	254,251 Ordinary Shares issuable upon the exercise of option outstanding under our Amended and Restated 2012 Share Option Plan, or the 2012 Plan, at a weighted average exercise price of $22.72 per share, of which 71,606 were vested as of January 31, 2024,

●	52,576 Ordinary Shares reserved for issuance and available for future grant under our 2012 Plan; and

●	7,088 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares, at a weighted average exercise price of $51.97 per Ordinary Share.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors below, as well as those described in our periodic reports filed with the Securities and Exchange Commission, or SEC, including those set forth under the caption “Summary Risk Factors” and “Item 3. Key Information – D. Risk Factors” in our 2022 Annual Report, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

We conduct our operations in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations and Israel’s war against them, may affect our operations.

Our headquarters and principal offices and most of our operations are located in the State of Israel. In addition, all of our key employees and officers are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel, could affect adversely our operations. Ongoing and revived hostilities or other Israeli political or economic factors could harm our operations, product development and results of operations.

On October 7, 2023, an unprecedented attack was launched against Israel by terrorists from the Hamas terrorist organization that infiltrated Israel’s southern border from the Gaza Strip and in other areas within the state of Israel attacking civilians and military targets while simultaneously launching extensive rocket attacks on the Israeli population. In response, the Security Cabinet of the State of Israel declared war against Hamas. To date, the State of Israel continues to be at war with Hamas.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation. However, at this time, it is not possible to predict the intensity or duration of the war, nor can we predict how this war will ultimately affect Israel’s economy in general and we continue to monitor the situation closely and examine the potential disruptions that could adversely affect our operations.

In connection with the Israeli security cabinet’s declaration of war against Hamas and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. As of January 31, 2024, only one of our current employees in Israel, none of whom are management or key employees, have been called to active military duty, though we rely on service providers located in Israel and have entered into certain agreements with Israeli counterparties. Employees of such service providers or contractual counterparties may be called for service in the current or future wars or other armed conflicts with Hamas and such persons may be absent from their positions for a period of time. As of January 31, 2024, we have not been impacted by any absences of personnel at our service providers or counterparties located in Israel. However, military service call ups that result in absences of personnel from us, our service providers or contractual counterparties in Israel may disrupt our operations and absences for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations.

Following the attack by Hamas on Israel’s southern border, Hezbollah, a terrorist organization in Lebanon has also launched missile, rocket, and shooting attacks against Israeli military sites, troops, and Israeli towns in northern Israel. In response to these attacks, the Israeli army has carried out a number of targeted strikes on sites belonging to Hezbollah in southern Lebanon. It is possible that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, such as Iran, will join the hostilities. Such hostilities may include terror and missile attacks. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Our insurance policies do not cover losses that may occur as a result of events associated with war and terrorism.

Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies, whether as a result of hostilities in the region or otherwise. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods and cooperation with Israeli-related entities based on Israeli government policies. Such actions, particularly if they become more widespread, may adversely impact our ability to collaborate with other third parties. Any hostilities involving Israel, any interruption or curtailment of trade or scientific cooperation between Israel and its present partners, or a significant downturn in the economic or financial condition of Israel could adversely affect our business, financial condition and operations. We may also be targeted by cyber terrorists specifically because we are an Israeli-related company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, including in our 2022 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus, constitute forward-looking statements. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,”, “plan,” “estimate,” “continue,” “believe,” “should,” “intend,” “project,” “predict,” “potential” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our dependence on enrollment of patients in our clinical trials in order to continue development of our product candidates;

●	the outcomes of our anticipated interim analysis in our SHIELD II clinical trial;

●	our ability to raise capital through the issuance of securities;

●	our ability to advance the development of our product candidates, including the anticipated starting and ending dates of our anticipated clinical trials;

●	our assessment of the potential of our product candidates to treat certain indications;

●	our ability to successfully receive approvals from the U.S. Food and Drug Administration, European Medicines Agency, or other applicable regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to our product candidates, including the regulatory pathway to be designated to our product candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate, including the impact of any changes in regulation and legislation that could affect the pharmaceutical industry;

●	our ability to commercialize our existing product candidates and future sales of our existing product candidates or any other future potential product candidates;

●	our ability to meet our expectations regarding the commercial supply of our product candidates;

●	the overall global economic environment;

●	the impact on us, including the potential impact of the COVID-19 pandemic on the markets in which the Company operates;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our 2022 Annual Report.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants and Pre-Funded Warrants that are exercised.

We intend to use the proceeds from the exercise of the Warrants and Pre-Funded Warrants for our ongoing SHIELD II phase 3 clinical trial for the prevention of surgical site infections in patients undergoing abdominal colorectal surgery, working capital and general corporate purposes.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to our January 2024 Private Placement described above; and

●	on a pro forma as adjusted basis to give effect to our January 2024 Private Placement, as well as the full exercise of the Warrants and Pre-Funded Warrants.

The following table should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus and the other financial information included or incorporated by reference into this form.

	As of September 30, 2023
U.S. dollars in thousands	Actual	Pro forma	Pro forma as adjusted
Cash and cash equivalents and short-term deposits	$10,154	$25,140	$43,682
Total debt	$10,524	$10,524	$10,524
Shareholders’ equity:
Ordinary shares, no par value per share:	-	-	-
Additional paid-in capital	235,491	250,477	269,019
Accumulated deficit	(231,953)	(231,953)	(231,953)
Total equity	3,538	18,524	37,066
Total capitalization	3,538	18,524	37,066

This above table is based on 4,797,252 Ordinary Shares outstanding as of January 31, 2024, and excludes Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and the Warrants (except as otherwise specified) and:

●	254,251 Ordinary Shares issuable upon the exercise of option outstanding under our Amended and Restated 2012 Share Option Plan, or the 2012 Plan, at a weighted average exercise price of $22.72 per share, of which 71,606 were vested as of January 31, 2024;

●	52,576 Ordinary Shares reserved for issuance and available for future grant under our 2012 Plan; and

●	7,088 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares, at a weighted average exercise price of $51.97 per Ordinary Share.

SELLING SHAREHOLDERS

The Ordinary Shares being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the Warrants and Pre-Funded Warrants. For additional information regarding the issuances of those Ordinary Shares, Warrants and Pre-Funded Warrants, see “January 2024 Private Placement of Ordinary Shares and Warrants” above. We are registering the Ordinary Shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Ordinary Shares, Warrants and Pre-Funded Warrants, the selling shareholders have not had any material relationship with us within the past three years.

To our knowledge, within the past three years, none of the selling shareholders has held a position as an officer or a director of ours, nor had any other material relationship of any kind with us or any of our affiliates.

A selling shareholder who is an affiliate of a broker-dealer and any participating broker-dealer is deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, except as set forth below, none of the selling shareholders is an affiliate of a broker-dealer and there are no participating broker-dealers.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of the Ordinary Shares, Warrants and Pre-Funded Warrants, as of January 31, 2024, assuming exercise of the Warrants and Pre-Funded Warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the Ordinary Shares being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of Ordinary Shares issued to the selling shareholders in the “Private Placement of Ordinary Shares and Warrants” described above and (ii) the maximum number of ordinary shares issuable upon exercise of the related Warrants and Pre-Funded Warrants, determined as if the outstanding Warrants and Pre-Funded Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants and Pre-Funded Warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Warrants and Pre-Funded Warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99%, 9.99% or 24.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares issuable upon exercise of such Warrants and Pre-Funded Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The selling shareholders are not making any representation that any Ordinary Shares covered by this prospectus will be offered for sale. Because we do not know how long each of the selling shareholders will hold the Warrants and Pre-Funded Warrants, whether any will exercise the Warrants and Pre-Funded Warrants and, upon such exercise, how long each such selling shareholder will hold the Ordinary Shares before selling them, and because each of the selling shareholders may dispose of all, none or some portion of its securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling shareholder upon completion of this offering. In addition, each selling shareholder may have sold, transferred or otherwise disposed of its securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change the selling shareholders list and the securities that may be resold.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering(1)			Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
	Number		Percentage(2)	Number	Number	Percentage(2)
Aharon Lukach	471,538	(3)	5.6%	415,800	55,738	*	%
Aurum Ventures M.K.I Ltd.	1,300,903	(4)	15.5%	1,039,502	261,401	3.1%
Xenia Venture Capital Ltd.	681,096	(5)	8.1%	540,540	140,556	1.7%
Yehuda Nir	914,901	(6)	10.9%	831,600	83,301	*	%
AIGH Investment Partners, LP	1,063,124	(7)	9.99%	1,063,124	0	*	%
WVP Emerging Manager Onshore Fund, LLC - AIGH Series	272,850	(8)	3.2%	272,850	0	*	%
WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series	77,756	(9)	* %	77,756	0	*	%
DAFNA Lifescience Select LP	103,950	(10)	1.2%	103,950	0	*	%
DAFNA Lifescience LP	311,850	(11)	3.7%	311,850	0	*	%
The Hewlett Fund LP	498,960	(12)	5.9%	498,960	0	*	%
Investor Company ITF Rosalind Master Fund L.P.	831,600	(13)	9.99%	831,600	0	*	%
ADAR1 Partners, LP	207,900	(14)	2.5%	207,900	0	*	%
Triple Gate Partners, LP	207,900	(15)	2.5%	207,900	0	*	%
Shany Peleg	62,370	(16)	* %	62,370	0	*	%
Megabridge Holdings Ltd	154,078	(17)	1.8%	141,372	12,706	*	%
Yitzhak Poran	4,158	(18)	* %	4,158	0	*	%
Arc Securities Bvi Ltd	88,928	(19)	1.1%	83,160	5,768	*	%
Gil Sudai	28,678	(20)	* %	24,948	3,730	*	%
Gad Yehoshua Blumrozen	14,968	(21)	* %	14,968	0	*	%
Devin Sawdayi	8,316	(22)	* %	8,316	0	*	%

*	less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to options or warrants currently exercisable, or exercisable within 60 days of January 31, 2024, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder.

(2)	The applicable percentage of beneficial ownership is based on 8,396,183 Ordinary Shares that will be issued and outstanding immediately after this offering, and assumes the exercise of all of the Warrants and Pre-Funded Warrants.

(3)	Includes (i) 55,738 Ordinary Shares issued and outstanding; (ii) 207,900 Ordinary Shares issued and outstanding pursuant to the January 2024 Private Placement; and (iii) 207,900 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Mr. Aharon Lukach’s address is c/o Eli Cohen 9, Tel Aviv, Israel, 6963005. Based on information provided to us by Mr. Lukach as of January 23, 2024.

(4)	Includes (i) 261,401 Ordinary Shares issued and outstanding; (ii) 519,751 Ordinary Shares issued and outstanding and (iii) 519,751 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Mr. Morris Kahn is the ultimate sole beneficial shareholder of Aurum Ventures M.K.I. Ltd., as the outstanding shares of Aurum Ventures M.K.I. Ltd are held indirectly by a trust for which Mr. Kahn is the settlor and the sole ultimate beneficiary. Consequently, Mr. Kahn may be deemed to share beneficial ownership of the Ordinary Shares held by Aurum Ventures M.K.I. Ltd. Mr. Kahn does not make day-to-day voting or investment decisions with respect to the Ordinary Shares held by Aurum Ventures M.K.I. Ltd. and therefore disclaims beneficial ownership of them except to the extent of his pecuniary interest therein. Aurum Ventures M.K.I Ltd.’s address is 16 Aba Hillel St, Ramat Gan, Israel, 5250608. Based on information provided to us by Aurum Ventures M.K.I Ltd. on January 18, 2024.

(5)	Includes (i) 103,993 Ordinary Shares issued and outstanding; (ii) 36,563 Ordinary Shares issued and outstanding held by affiliated entities; (iii) 270,270 Ordinary Shares issued and outstanding and (iv) 270,270 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Xenia Venture Capital Limited, or Xenia, is an investment holding company. The entire share capital of Centaurus Investments Limited, the parent holding company of Xenia, is held by Geneva Trust Company (GTC) SA (as trustee of the VT Two Trust). Geneva Trust Company (GTC) SA (a subsidiary of Geneva Holding Company (GHC) SA), as trustee of VT Two Trust, has the authority to dispose of and exercise control over the disposal of the assets of the VT Two Trust. POD Sàrl, of which Mr. Rodney Hodges holds 100% of the share capital, wholly owns Geneva Holding Company (GHC) SA. Mr. Hodges does not make day-to-day voting or investment decisions with respect to the Ordinary Shares held by Xenia and therefore disclaims beneficial ownership of them except to the extent of his pecuniary interest therein. Xenia’s address is Yigal Alon 76, Tel Aviv, Israel, 6706701. Based on information provided to us by Xenia Venture Capital Ltd. on January 21, 2024.

(6)

Includes (i) 83,301 Ordinary Shares issued and outstanding; (ii) 415,800 Ordinary Shares issued and outstanding and (iii) 415,800 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Yehuda Nir’s address is 14 Moshe Lerer St., Ness Ziona, Israel, 7404981. Based on information provided to us by Yehuda Nir on January 14, 2024.

(7)	Includes 303,943 Ordinary Shares issued and outstanding, 227,619 Pre-Funded Warrants, and 531,562 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. The percentage in the table above gives effect to the 9.99% beneficial ownership limitation set forth under the terms of the Pre-Funded Warrants and Warrants. Orin Hirschman has the voting and dispositive power over the shares held by AIGH Investment Partners, LP. AIGH Investment Partners, LP’s address is 6006 Berkeley Ave., Baltimore, MD, 21209. Based on information provided to us by AIGH Investment Partners, LP on January 23, 2024.

(8)	Includes 136,425 Ordinary Shares issued and outstanding and 136,425 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Orin Hirschman has the voting and dispositive power over the shares held by WVP Emerging Manager Onshore Fund, LLC - AIGH Series. WVP Emerging Manager Onshore Fund, LLC - AIGH Series’ address is 6006 Berkeley Ave., Baltimore, MD, 21209. Based on information provided to us by WVP Emerging Manager Onshore Fund, LLC - AIGH Series on January 23, 2024.

(9)	Includes 38,878 Ordinary Shares issued and outstanding and 38,878 Ordinary issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Orin Hirschman has the voting and dispositive power over the shares held by WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series. WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series’ address is 6006 Berkeley Ave., Baltimore, MD, 21209. Based on information provided to us by WVP Emerging Manager Onshore Fund, LLC - Optimized Equity Series on January 23, 2024.

(10)	Includes 51,975 Ordinary Shares issued and outstanding and 51,975 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Fariba Grodsian has the voting and dispositive power over the shares held by DAFNA Lifescience Select LP. DAFNA Lifescience Select LP’s address is 10990 Wilshire Blvd., Suite 1400, Los Angeles, CA, 90024. Based on information provided to us by DAFNA Lifescience Select LP on January 24, 2024.

(11)	Includes 155,925 Ordinary Shares issued and outstanding and 155,925 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Fariba Grodsian has the voting and dispositive power over the shares held by DAFNA Lifescience LP. DAFNA Lifescience LP’s address is 10990 Wilshire Blvd., Suite 1400, Los Angeles, CA, 90024. Based on information provided to us by DAFNA Lifescience LP on January 24, 2024.

(12)	Includes 249,480 Ordinary Shares issued and outstanding and 249,480 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Martin Chopp has the voting and dispositive power over the shares held by the Hewlett Fund LP. The Hewlett Fund LP’s address is 100 Merrick Road, Suite 400W, Rockville Center, NY 11570. Based on information provided to us by the Hewlett Fund LP. on January 24, 2024.

(13)	Includes 415,800 Ordinary Shares issued and outstanding and 415,800 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. The percentage in the table above gives effect to the 9.99% beneficial ownership limitation set forth under the terms of the Warrants. Steven Salamon has the voting and dispositive power over the shares held by Investor Company ITF Rosalind Master Fund L.P. Investor Company ITF Rosalind Master Fund L.P.’s address is TD Waterhouse, 77 Bloor St. W, Toronto, ON, Canada, M5S 1M2. The information is based solely on information provided to us in the documentation for the January 2024 Private Placement.

(14)	Includes 103,950 Ordinary Shares issued and outstanding and 103,950 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Daniel Pawel Schneeberger has the voting and dispositive power over the shares held by ADAR1 Partners, LP. ADAR1 Partners, LP’s, address is 3503 Wild Cherry Drive, Austin, TX, 78738. Based on information provided to us by ADAR1 Partners, LP on January 23, 2024.

(15)	Includes 103,950 Ordinary Shares issued and outstanding and 103,950 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Norbert Gottesman has the voting and dispositive power over the shares held by Triple Gate Partners, LP. Triple Gate Partners, LP’s address is 961 Broadway Suite 103, Woodmere, NY, 11598. Based on information provided to us by Triple Gate Partners, LP. on January 24, 2024.

(16)	Includes 31,185 Ordinary Shares issued and outstanding and 31,185 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Shany Peleg’s address is Borochov 6A, Apt 6, Tel Aviv, Israel, 6326308. Based on information provided to us by Shany Peleg on January 18, 2024.

(17)	Includes (i) 12,706 Ordinary Shares issued and outstanding; (ii) 70,686 Ordinary Shares issued and outstanding and (iii) 70,686 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Eliezer Abugiany has the voting and dispositive power over the shares held by Megabridge Holdings Ltd. Megabridge Holdings Ltd’s address is Ben Gurion 136A, Ramat Gan, Israel, 5243412. Based on information provided to us by Megabridge Holdings Ltd on January 15, 2024.

(18)	Includes 2,079 Ordinary Shares issued and outstanding and 2,079 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Yitzhak Poran’s address is 12 Levin Shalom St., Tel Aviv, Israel, 6962112. Based on information provided to us by Yitzhak Poran on January 21, 2024.

(19)	Includes (i) 5,768 Ordinary Shares issued and outstanding; (ii) 41,580 Ordinary Shares issued and outstanding pursuant to the January 2024 Private Placement; (iii) and 41,580 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Robert Maxwell Houliston and Brian Neville Gamsu have the voting and dispositive power over the shares held by Arc Securities Bvi Ltd. Arc Securities Bvi Ltd.’s address is Boulevard des Philosophes 5, Geneva, Switzerland, 1205. Based on information provided to us by Arc Securities Bvi Ltd., on January 15, 2024.

(20)	Includes (i) 2,002 Ordinary Shares issued and outstanding; (ii) 1,728 Ordinary Shares issued and outstanding held by Market Bridges an entity that is fully owned by Mr. Sudai; and (iii) 12,474 Ordinary Shares issued and outstanding and 12,474 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Gil Sudai’s address is 14 Revivim St, Tel Aviv, Israel, 6935452. Mr. Sudai has indicated that he is an affiliate of a broker-dealer. Based on information provided to us by Gil Sudai on January 17, 2024.

(21)	Includes 7,484 Ordinary Shares issued and outstanding and 7,484 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Gad Yehoshua Blumrozen’s address is Ben Yehuda 116, Tel Aviv, Israel, 6340126. Based on information provided to us by Gad Yehoshua Blumrozen on January 17, 2024.

(22)	Includes 4,158 Ordinary Shares issued and outstanding and 4,158 Ordinary Shares issuable upon the exercise of Warrants issued in the January 2024 Private Placement. Devin Sawdayi’s address is 10866 Wilshire Boulevard, Los Angeles, CA 90024. Based on information provided to us by Devin Sawdayi on January 16, 2024.

PLAN OF DISTRIBUTION

Each Selling Stockholder, or the Selling Stockholders, of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Selling Shareholders that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus were passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of PolyPid Ltd. and its subsidiaries incorporated by reference in PolyPid Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2022, have been audited by Kost, Forer, Gabbay & Kasierer, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of Ernst & Young Global, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1d to the consolidated financial statements), incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of this offering payable by us related to the filing of the registration statement of which this prospectus forms a part. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$6,543.52
Printer fees and expenses	$1,456.48
Legal fees and expenses	$15,000
Accounting fees and expenses	$8,000
Total	$31,000

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts; However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud, there was no reasonable opportunity for the defendant to present his case, the judgment was given by a court not authorized to issue it under the applicable international private law rules in Israel, and the judgement does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the exchange rate published by the Bank of Israel on the payment day—the latest official rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill their duty by the judgment even if they choose to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.polypid.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION  OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed on March 31, 2023;

●	Our Reports of Foreign Private Issuer on Form 6-K submitted on; January 3, 2023 (with respect to the first three paragraphs and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K only); January 24, 2023 (with respect to the first two paragraphs and the section titled “Forward Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K only); February 8, 2023 (with respect to the first paragraph, the bullet points under the section titled “Recent Corporate Highlights,” the sections titled “Financial results for three months ended December 31, 2022,” “Financial results for the full year ended December 31, 2022,” “Balance Sheet Highlights,” and “Forward-looking Statements,” and the GAAP financial statements in the press release attached as Exhibit 99.1 to the Form 6-K only); February 21, 2023; March 10, 2023; March 31, 2023 (report no. 2); March 31, 2023 (report no. 3); April 14, 2023; May 8, 2023; May 10, 2023 2023 (with respect to the first paragraph, the bullet points under the section titled “Recent Corporate Highlights,” the sections titled “Financial results for three months ended March 31, 2023,” “Balance Sheet Highlights,” and “Forward-looking Statements,” and the financial statements in the press release attached as Exhibit 99.1 to the Form 6-K only); May 22, 2023 (with respect to the first two paragraphs and the section titled “Forward-looking Statements” and in the press release attached as Exhibit 99.1 to the Form 6-K only); June 5, 2023; June 22, 2023 (with respect to the first two paragraphs and the section titled “Forward-looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K only); August 9, 2023 (with respect to the bullet points under the section titled “Recent Corporate Highlights,” the sections titled “Financial results for the three months ended June 30, 2023,” “Financial results for the six months ended June 30, 2023,” “Balance Sheet Highlights,” and “Forward-looking Statements” and the financial statements in the press release attached as Exhibit 99.1 to the Form 6-K only); August 9, 2023 (report no. 2); September 1, 2023; September 1, 2023 (report no. 2); September 18, 2023; September 20, 2023; October 10, 2023; October 10, 2023 (report no. 2); October 11, 2023; November 7, 2023; November 8, 2023 (with respect to the bullet points under the section titled “Recent Corporate Highlights,” the sections titled “Financial results for the three months ended September 30, 2023,” “Financial results for the nine months ended September 30, 2023,” “Balance Sheet Highlights,” and “Forward-looking Statements” and the financial statements in the press release attached as Exhibit 99.1 to the Form 6-K only) and January 5, 2024; and

●	The description of our securities contained in our Form 8-A (File No. 001-38428), filed with the SEC on June 18, 2020, and including any further amendment or report filed or to be filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: PolyPid Ltd., 18 Hasivim Street, Petach Tikva 495376, Israel. Attention: Tal Vilnai, General Counsel & Corporate Secretary, telephone number: + 972 74 719 5700.

POLYPID LTD.

Up to 6,742,624 Ordinary Shares

PROSPECTUS

                        , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

The Israeli Companies Law 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, or by another person, against him or her; (2) in a criminal proceeding of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent the Initiation of Procedures or to Conclude Proceedings, subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors’ and officers’ insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association and our letter of exculpation provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 9. Exhibits

Exhibit Number	Exhibit Description
4.1	Articles of Association of PolyPid Ltd. (incorporated herein by reference to Exhibit 99.1 to our Report of Foreign Issuer on Form 6-K (File No. 001-38428) filed with the SEC on May 3, 2022).
4.2

Form of Ordinary Share Purchase Warrant (incorporated herein by reference to Exhibit 99.4 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-38428) filed with the SEC on January 5, 2024).

4.3

Form of Pre-Funded Ordinary Share Purchase Warrant (incorporated herein by reference to Exhibit 99.5 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-38428) filed with the SEC on January 5, 2024).

5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to PolyPid Ltd.
10.1	Form of Securities Purchase Agreement between PolyPid Ltd. and the investors named therein, dated January 4, 2024 (incorporated herein by reference to Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-38428) filed with the SEC on January 5, 2024).
10.2

Form of Registration Rights Agreement between PolyPid Ltd. and the investors named therein, dated January 4, 2024 (incorporated herein by reference to Exhibit 99.3 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-38428) filed with the SEC on January 5, 2024).

23.1*	Consent of Kost, Forer, Gabbay & Kasierer, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of Ernst & Young Global
23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of the Registration Statement).
107*	Calculation of Filing Fee Tables.

*	Filed herewith.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Petach Tikva the state of Israel on February 1, 2024.

PolyPid Ltd.

By:	/s/ Dikla Czaczkes Akselbrad
Dikla Czaczkes Akselbrad
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of PolyPid Ltd. hereby severally constitute and appoint Dikla Czaczkes Akselbrad and Jonny Missulawin, and each of them singly, with full power of substitution, our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-3, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dikla Czaczkes Akselbrad	Chief Executive Officer, Director	February 1, 2024
Dikla Czaczkes Akselbrad	(Principal Executive Officer)

/s/ Jonny Missulawin	Chief Financial Officer	February 1, 2024
Jonny Missulawin	(Principal Financial and Accounting Officer)

/s/ Yechezkel Barenholz	Director	February 1, 2024
Yechezkel Barenholz

/s/ Yossi BenAmram	Director	February 1, 2024
Yossi BenAmram

/s/ Nir Dror	Director	February 1, 2024
Nir Dror

/s/ Jacob Harel	Director	February 1, 2024
Jacob Harel

/s/ Itzhak Kirnsky	Director	February 1, 2024
Itzhak Kirnsky

/s/ Robert B. Stein	Director	February 1, 2024
Robert B. Stein

/s/ Nurit Tweezer-Zaks	Director	February 1, 2024
Nurit Tweezer-Zaks

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned duly authorized representative in the United States of PolyPid Ltd., has signed this registration statement on February 1, 2024.

PolyPid Inc.

By:	/s/ Dikla Czaczkes Akselbrad
Dikla Czaczkes Akselbrad
Director
PolyPid Inc.